EXHIBIT 10.1

STOCK AWARD AGREEMENT

THIS STOCK AWARD AGREEMENT (“Agreement”) is made as of February 13, 2020 by and between WELLNESS MATRIX GROUP, INC, a Nevada corporation (the “Company”), and the undersigned, individual (“Issuee”).

WHEREAS, Issuee has been appointed as a director or Chief Financial Officer, as the case may be, of the Company.

NOW, THEREFORE, in consideration of the mutual benefit to be derived herefrom, the Company and Issuee agree as follows:

1.       Grant of Option

1.1       Grant of Option. The Company hereby grants to Issuee the right, privilege and option (“Option”) to purchase 250,000 shares of its common stock (the “Option Shares”) at $0.03 per share, in the manner and subject to the conditions provided hereinafter.

1.2       Vesting and Exercise of Option. Issuee shall be vested in all of the shares subject to the Option on the first anniversary of the grant. Any exercise may be with respect to any part or all of the shares then vested and exercisable pursuant to such Option.

1.3       Termination of Option. Except as otherwise provided in this Agreement to the extent not previously exercised, the Option shall terminate upon the first to occur of any of the following events:

(a)       Five years from the date of grant;

(b)       The date the Issuee is no longer providing services to the Company as a director or otherwise. Any vested Option granted hereunder to Issuee shall expire one year after the date of such termination. Any Option that has not vested in Issuee as of the date of termination of service with the Company shall immediately expire and shall be null and void.

(c)       Twelve months after the date of the Issuee’s death. The Option may be exercised (subject to the condition that no Option shall be exercisable after its expiration and only to the extent that the Issuee’s right to exercise such Option was vested at the time of Issuee’s death) at any time within 12 months after the Issuee’s death by the executors or administrators of Issuee or by any person or persons who shall have acquired the Option directly from Issuee by bequest or inheritance. Any Option that has not vested in Issuee as of the date of death, shall immediately expire and shall be null and void.

(d)       The dissolution or liquidation of the Company; or

(e)       The breach by Issuee of any provision of this Agreement.

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1.4       Method of Exercise. An Option shall be exercised by written notice to the Company by Issuee (or successor in the event of death). Such written notice shall state the number of shares with respect to which the Option is being exercised and designate a time, during normal business hours of the Company, for the delivery thereof (“Exercise Date”), which time shall be at least ten days after the giving of such notice unless an earlier date shall have been mutually agreed upon. At the time specified in the written notice, the Company shall deliver to Issuee at the principal office of the Company, or such other appropriate place as may be determined by the Board, a certificate or certificates for such shares. Notwithstanding the foregoing, the Company may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any securities exchange. In the event an Option shall be exercisable by any person other than Issuee, the required notice under this Section shall be accompanied by appropriate proof of the right of such person to exercise the option. The option exercise price shall be payable in full on or before the option Exercise Date in any one of the following alternative forms:

(a)       Full payment in cash or certified bank or cashier’s check;

(b)       A full recourse promissory note executed by Issuee, made payable to the Company bearing interest at such rate as the Board shall determine, but in no case less than the “Applicable Federal Rate” at the time the note is executed applicable under the Code to obligations of the same duration. The note shall contain such terms and conditions as may be determined by the Board; provided, however, that the full principal amount of the note and all unpaid interest accrued thereon shall be due not later than five years from the date of exercise. The Company may obtain from Issuee a security interest in all shares of Stock issued to Issuee under the Plan for the purpose of securing payment under the note and shall retain possession of the stock certificates representing such shares in order to perfect its security interest;

(c)       Full payment in shares of Stock or other securities of the Company having a fair market value on the Exercise Date in the amount equal to the option exercise price;

(d)       A combination of the consideration set forth in Sections (a), (b) and (c) hereof equal to the option exercise price; or

(e)       Any other method of payment including, but not limited to, the delivery by Issuee of an irrevocable direction to a securities broker approved by the Company to sell the Stock and to deliver all or part of the sales proceeds to the Company in payment of all or part of the exercise price and any withholding taxes.

1.5       Restrictions on Exercise and Delivery. The exercise of each Option shall be subject to the condition that, if at any time the Board shall determine, in its sole and absolute discretion,

(a)       the satisfaction of any withholding tax or other withholding liabilities, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Stock pursuant thereto,

(b)       the listing, registration, or qualification of any shares deliverable upon such exercise is desirable or necessary, under any state or federal law, as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, or

(c)       the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Issuee shall execute such documents and take such other actions as are required by the Board to enable it to effect or obtain such withholding, listing, registration, qualification, consent or approval. Neither the Company nor any officer or member of the Board or the Committee, shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this Section.

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1.6       Nonassignability. Options may not be sold, pledged, assigned or transferred in any manner other than by will or by the laws of intestate succession, and may be exercised during the lifetime of Issuee only by Issuee. Any transfer by Issuee of any Option granted under this Agreement shall void such Option and the Company shall have no further obligation with respect to such Option. No Option shall be pledged or hypothecated in any way, nor shall any Option be subject to execution, attachment or similar process.

1.7       Restrictive Legends. Each certificate evidencing the shares acquired upon exercise of an Option hereunder, including any certificate issued to any transferee thereof, shall be imprinted with legends substantially in the form set forth in the Plan.

1.8       Rights as Shareholder. Neither Issuee nor Issuee’s executor, administrator, heirs or legatees, shall be, or have any rights or privileges of a shareholder of the Company in respect of the Stock unless and until certificates representing such Stock shall have been issued in Issuee’s name.

2.       Grant of Restricted Stock

2.1       Grant of Awarded Shares. Effective as of the date hereof, the Company hereby awards and issues to Issuee 250,000 shares of Common Stock of the Company (the “Awarded Shares”).

2.2       Vesting. The Awarded Shares shall be fully vested as of the date hereof and shall be non-forfeitable and transferable by Issuee.

2.3       Dividend and Voting Rights. Issuee shall have the right to vote the Awarded Shares and receive any dividends with respect thereto.

3.       Securities Law Compliance. Issuee agrees not to sell, pledge or otherwise transfer any of the Option Shares or Awarded Shares except in full compliance with the Company’s Insider Trading Policy and all applicable federal and state securities laws, rules and regulations.

4.       Notices. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to Issuee shall be addressed to such Issuee at the address maintained by the Company for such person or at such other address as the Issuee may specify in writing to the Company.

5.       Binding Effect. This Agreement shall be binding upon and inure to the benefit of Issuee, his heirs and successors, and of the Company, its successors and assigns.

6.       Governing Law. This Agreement shall be governed by the laws of the State of Nevada.

7.       No Right of Employment. Neither the grant of Awarded Shares nor exercise of any Option nor anything in this Agreement shall impose upon the Company or any other corporation any obligation to retain or continue to retain Issuee as a director.

IN WITNESS WHEREOF, this Agreement is effective as of, and the date of grant shall be February 13, 2020.

WELLNESS MATRIX GROUP, INC.

By:
Name:
Title:

ISSUEE

Address:

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